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                                                                     EXHIBIT 3.1

                           CERTIFICATE OF AMENDMENT OF
                      RESTATED CERTIFICATE OF INCORPORATION
                           OF UNITED AUTO GROUP, INC.
                                      *****

      United Auto Group, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

      FIRST: That at a meeting of the Board of Directors of United Auto Group, Inc., resolutions were duly adopted setting the following proposed amendment to the Restated Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof:

   1. Article V, Election of Directors, of the Restated Certificate of Incorporation of United Auto Group, Inc. is hereby amended and restated in its entirety as follows:

      "Except as otherwise provided by law, the number of directors which shall constitute the Board shall be as set forth in the Bylaws of the Corporation. Elections of directors need not be by written ballot. At each annual meeting of stockholders of the Corporation, the directors elected at such meeting shall serve for a one-year term expiring at the next annual meeting of stockholders or until their earlier death, resignation or removal.

      SECOND: That thereafter, pursuant to resolution of its Board of Directors, a meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute and the Certificate of Incorporation were voted in favor of the amendment.

      THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, United Auto Group, Inc. has caused this certificate to be signed this 21st day of May 2004.

/s/ Shane M. Spradlin
---------------------------
By:  Shane M. Spradlin
Its: Secretary